Exhibit 32.02
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350
The undersigned, Eric R. Ludwig, Senior Vice President, Chief Financial Officer and Chief Administrative Officer of Glu Mobile Inc. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that:
(i) the Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 of the Company (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 10, 2010	By:	/s/ Eric R. Ludwig
Eric R. Ludwig
Senior Vice President, Chief Financial Officer and Chief Administrative Officer (Principal Financial Officer)